UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2019 (November 11, 2019)

Ladenburg Thalmann Financial Services Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-15799	650701248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor, Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 572-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	LTS	NYSE American
8.00% Series A Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per share	LTS PrA	NYSE American
6.50% Senior Notes due 2027	LTSL	NYSE American
7% Senior Notes due 2028	LTSF	NYSE American
7.25% Senior Notes due 2028	LTSK	NYSE American
7.75% Senior Notes due 2029	LTSH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 11, 2019, Ladenburg Thalmann Financial Services Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Advisor Group Holdings, Inc., a Delaware corporation (“Advisor Group”), and Harvest Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Advisor Group (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger Agreement was unanimously approved by the Board of Directors of the Company (the “Board”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the merger (the “Effective Time”), the issued and outstanding shares of common stock, par value $0.0001 per share (each a “Share” or, collectively, the “Shares”), of the Company (other than (i) Shares owned by Advisor Group or any of its direct or indirect wholly owned subsidiaries or the Company, and in each case, not held on behalf of third parties, (ii) Shares for which dissenters’ rights have been duly demanded and exercised pursuant to Sections 607.1301 to 607.1333 of the Florida Business Corporation Act (the “FBCA”) and the demands thereto under the FBCA not effectively withdrawn and (iii) restricted stock awards of the Company) will be converted into the right to receive $3.50 per Share in cash, without interest (the “Per Share Merger Consideration”).

At the Effective Time, each option award to purchase Shares (a “Company Option”) outstanding as of the Effective Time will be accelerated and entitle the holder to receive cash equal to the product of (i) the number of Shares subject to the Company Option and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of the Company Option, less applicable withholding taxes. All restricted stock awards of the Company (a “Company Restricted Share”) outstanding as of the Effective Time will be accelerated and entitle the holder to receive cash equal to the product of (i) the number of Company Restricted Shares held by such holder and (ii) the Per Share Merger Consideration, less applicable withholding taxes.

Each share of the Company’s 8.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (collectively, the “Preferred Shares”), will remain outstanding at the Effective Time, but the closing of the Merger will constitute a “Change of Control” within the meaning of the Company’s Articles of Incorporation, as amended. At the Effective Time, upon the occurrence of such Change of Control, each holder of Preferred Shares will have the right to convert some or all of such holder’s Preferred Shares into cash (unless, prior to the change of control conversion date, the surviving company in the Merger has provided notice of its election to redeem some or all of the Preferred Shares for cash) in accordance with the Company’s Articles of Incorporation, as amended.

At the Effective Time, the debt securities issued by the Company, including the 6.5% Senior Notes due 2027, the 7.0% Senior Notes due 2028, the 7.25% Senior Notes due 2028, and the 7.75% Senior Notes due 2029 (collectively, the “Debt Securities”), will remain outstanding as debt securities of the surviving corporation in the Merger.

The Merger Agreement requires the Company, upon Advisor Group’s request, to use reasonable best efforts prior to closing to enable the surviving corporation in the Merger to delist and deregister the Debt Securities (to the extent listed or registered) and Preferred Shares as promptly as practicable after the Effective Time.

Pursuant to the Merger Agreement, Advisor Group will finance its payment obligations under the Merger Agreement with a combination of equity financing pursuant to an equity commitment letter with funds sponsored by Reverence Capital Partners, the private investment firm that indirectly controls Advisor Group, and debt financing pursuant to a debt commitment letter with Bank of America, UBS, Barclays, Deutsche Bank and Goldman Sachs (the “Debt Financing” and, together with the equity financing described above, the “Financing”).

The Merger Agreement contains customary representations and warranties of the parties relating to their respective businesses and organizations. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including covenants to conduct its business in the ordinary course consistent with past practice, covenants to refrain from taking certain actions without Advisor Group’s consent, covenants restricting the Company from soliciting proposals relating to alternative transactions or, subject to certain exceptions, entering into or engaging in discussions concerning or providing information in connection with alternative transactions, covenants requiring the Board to recommend that the Company’s shareholders approve the Merger Agreement, subject to certain exceptions, and covenants requiring the Company to use reasonable best efforts to cooperate with Advisor Group’s efforts to obtain the Debt Financing. Advisor Group has agreed, subject to the terms of the Merger Agreement, to various pre-closing covenants, including, among others, to use its reasonable best efforts to obtain the Financing as contemplated by the Merger Agreement.

The Merger Agreement does not restrict the ability of the Company to pay regular dividends on the Shares and Preferred Shares as determined by the Board.

Advisor Group and the Company have agreed to use their respective reasonable best efforts to, among other things, consummate the transactions contemplated by the Merger Agreement as promptly as practicable and obtain any required regulatory approvals.

Consummation of the Merger is subject to customary conditions, including, among others, approval of the Merger Agreement by the requisite vote of the Company’s shareholders and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as approval of the Financial Industry Regulatory Authority of a change of control of each of the Company’s broker-dealer subsidiaries (the “FINRA Approval”). The obligation of each party to consummate the Merger is also conditioned on the other party’s representations and warranties being true and correct (generally, in the case of the Company’s representations and warranties, subject to a material adverse effect threshold) and the other party having performed in all material respects its obligations under the Merger Agreement. Consummation of the Merger is not subject to any financing condition.

The Merger Agreement also provides for certain termination rights of the Company and Advisor Group, including the right of either party to terminate the Merger Agreement if the Merger is not consummated on or before May 11, 2020 (as extended automatically for 30 days if the FINRA Approval is not obtained on or before May 11, 2020, the “Outside Date”). Either party may also terminate the Merger Agreement if the Company’s shareholder approval has not been obtained at a duly convened meeting of the Company’s shareholders or an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger becomes final and non-appealable, subject to certain exceptions. In addition, prior to the approval of the Merger Agreement by the Company’s shareholders, (i) the Company may terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement), and (ii) Advisor Group may terminate the Merger Agreement if the Board makes a change in its recommendation in light of its intentions to enter into an alternative acquisition agreement with respect to a Superior Proposal (as defined in the Merger Agreement).

If the Merger Agreement is terminated (i) by Advisor Group or the Company as a result of the passing of the Outside Date or the failure of the Company’s shareholders to approve the Merger Agreement and, at the time of such termination, a third party has publicly announced (and not withdrawn) a proposed acquisition transaction with the Company and, within twelve months of such termination, the Company enters into an agreement with respect to an alternative transaction that results in a change in control of at least 50% of the Company’s assets or equity (by voting power or value) or (ii) by Advisor Group in the event the Board makes a change in its recommendation in favor of the Merger Agreement or if the Company terminates the Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, then in each case the Company will be required to pay a fee of $19 million (the “Company Termination Fee”) to Advisor Group and to reimburse Advisor Group’s documented transaction-related expenses, which reimbursement is capped at $10 million and shall be applied as a credit to any required payment of the Company Termination Fee. If the Merger Agreement is terminated by either party because the Company shareholder approval is not obtained, then the Company is required to reimburse Advisor Group’s expenses up to the $10 million cap.

The Merger Agreement entitles the Company to seek specific performance and monetary damages if Advisor Group does not close when it is otherwise obligated to close (i.e., when the Company has satisfied its obligations and all closing conditions have been satisfied other than those conditions that by their nature are to be satisfied at the closing), except in the event that (i) Advisor Group and its affiliates have complied with their obligations to obtain the Debt Financing and (ii) there occurs and remains until the Outside Date a refusal on the part of Advisor Group’s Debt Financing sources representing in the aggregate more than 10% of the Debt Financing to fund their respective portions of the Debt Financing (such event, a “Financing Failure”). In the event of a Financing Failure the parties have agreed that Advisor Group may pay liquidated damages to the Company of $35,300,000 in lieu of closing.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Important Statement regarding the Merger Agreement. The Merger Agreement has been included to provide investors with information regarding terms of the Merger. It is not intended to provide any other factual information about the Company, Advisor Group, or their respective subsidiaries or affiliates or their respective businesses. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and may not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information will not necessarily be fully reflected in the Company’s public disclosures.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Supplemental Severance Arrangements

In connection with the Company’s entry into the Merger Agreement, the Company entered into supplemental severance arrangements with each of Brett H. Kaufman, Senior Vice President and Chief Financial Officer, and Joseph Giovanniello, Senior Vice President - Corporate and Regulatory Affairs. The supplemental severance arrangements provide that in the event either executive’s employment is terminated following the completion of the Merger in a manner qualifying such executive for severance pursuant to the terms of his existing employment agreement with the Company, such executive will be entitled to receive an incremental severance payment in the amount of $550,000. The incremental severance will be paid in a single lump sum, subject to the executive’s execution of a general release of claims. The supplemental severance arrangements do not otherwise amend or supersede the terms of Messrs. Kaufman’s and Giovanniello’s employment agreements with the Company, filed as Exhibit 10.1 to the Current Report on Form 8-K, dated March 27, 2008 and Exhibit 10.1 to the Current Report on Form 8-K, dated February 4, 2013, respectively, and each incorporated by reference herein.

Item 8.01. Other Events.

Voting Agreement

Concurrently with and as a condition to Advisor Group’s execution of the Merger Agreement, (i) each director of the Company (solely in their capacities as shareholders of the Company) and (ii) Vector Group, Ltd., a greater than 10% shareholder of the Company, entered into voting agreements with Advisor Group. Such shareholders beneficially own Shares representing approximately 26% of the outstanding Shares in the aggregate. The voting agreements require such shareholders to, among other things, vote their Shares in favor of approval of the Merger Agreement and certain related matters as applicable and against alternative transactions and generally prohibits such shareholders from entering into agreements regarding or transferring their Shares, subject to certain exceptions. However, the voting agreements will terminate upon the earlier to occur of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms (including termination by the Company to enter into an alternative acquisition agreement with respect to a Superior Proposal) or (iii) any reduction in the amount of or any change in the form of the Per Share Merger Consideration, at which time the shareholders will immediately and automatically be relieved of their voting obligations under the voting agreement, subject to the terms therein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated November 11, 2019, by and among Ladenburg Thalmann Financial Services Inc., Advisor Group Holdings, Inc. and Harvest Merger Sub, Inc.

*   Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the proposed Merger contemplated by the Merger Agreement. In connection with the Merger, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and shareholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website (http://www.sec.gov). Investors and shareholders may also obtain copies of documents filed by the Company with the SEC by contacting the Company at Investor Relations, Ladenburg Thalmann Financial Services Inc., 4400 Biscayne Boulevard, 12th Floor, Miami, Florida 33137, by email at CorporateRelations@ladenburg.com, or by visiting the Company’s website (http://ir.stockpr.com/ladenburg).

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of Shares of the Company in connection with the proposed Merger. Information about the Company’s directors and executive officers is available in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed Merger when they become available. Investors and shareholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Forward-looking Statements

This document may contain forward-looking statements. Forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s and Advisor Group’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated, including, but not limited to: (i) the timing to consummate the proposed Merger; (ii) the risk that a condition to closing of the proposed Merger may not be satisfied and the Merger may not close; (iii) the risk that a regulatory approval that may be required for the proposed Merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated; (iv) the risk that a sufficient number of Shares are not voted in favor of the proposed Merger; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (vi) the effect of the announcement or pendency of the Merger on the Company’s business relationships, operating results, and business generally; (vii) risks that the proposed Merger disrupts current operations of the Company and potential difficulties in Company employee retention as a result of the Merger; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the Merger; and (x) the amount of the costs, fees, expenses and other charges related to the Merger. Readers should carefully review the risks and uncertainties disclosed in the Company’s reports with the SEC, including those set forth in Part I, “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent Quarterly Reports on Form 10-Q and other reports or documents the Company files with, or furnishes to, the SEC from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADENBURG THALMANN FINANCIAL SERVICES INC.

Dated: November 14, 2019	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer